UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2007

_________________________________________________________________________________
SulphCo, Inc.
_________________________________________________________________________________
(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 3, 2007, SulphCo, Inc. (the “Company”) issued a press release announcing that on November 30, 2007, it finalized, with an effective date of November 28, 2007, a Modification Agreement (the “Agreement”) with note holders (the “Note Holders”) holding approximately $5 million of the Company’s promissory notes dated December 31, 2004 and assigned to the Note Holders by an assignment dated April 24, 2007 (the “Notes”). The Agreement provides:

1.	The maturity date has been extended from December 31, 2008 to December 31, 2011.

2.	The Note Holders shall have the right to accelerate the maturity date of the Notes to any date after July 31, 2009, upon ten (10) business days prior written notice to the Company.

3.
The Company may prepay the Notes prior to maturity (“Prepayment Date”) with ten (10) business days notice in writing to the Note Holders, subject to the right of the Note Holders to convert all or any portion of the Notes prior to the Prepayment Date.

A copy of the press release dated December 3, 2007, is included at Exhibit 99.1.

Section 3- Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.
On November 29, 2007, the Company issued a press release announcing that, effective November 28, 2007, the Company had raised $5,295,771 through an exercise of 1,976,034 outstanding warrants. All of these warrants, issued pursuant to the Securities Purchase Agreement, dated as of March 12, 2007, (the “2007 Warrants”) were exercised at their stated exercise price of $2.68. The Company executed an agreement with the 2007 Warrant holders (the “2007 Warrant Holders”) whereby 2007 Warrant Holders holding 3,952,068 of the 2007 Warrants agreed to exercise 50% of their 2007 Warrants. In exchange, the Company agreed to provide the 2007 Warrant Holders with new warrants (the “Additional Warrants”) to replace all of the 2007 Warrants that were exercised on a one-to-one basis with an exercise price of $7.00 a share and a term of three years from the date of issuance. In addition, the 2007 Warrant Holders were granted an option to exercise the remaining 50% of their 2007 Warrants on the later of April 15, 2008, or 30 days following the 2008 Annual Meeting of Shareholders at which the Company’s shareholders approve an increase of the Company’s authorized shares to 110 million shares up from the currently authorized amount of 100 million shares. If this option is exercised, then the Company will provide the 2007 Warrant Holders with new warrants on a one-to-one basis with an exercise price of $7.00 and a term of three years from the date of issuance.

The issuance of the Additional Warrants is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

A copy of the press release dated November 29, 2007, is included at Exhibit 99.2.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated December 3, 2007
99.2	Press release dated November 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SulphCo, Inc.

Dated as of: December 3, 2007	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer Title: Vice President and Chief Financial Officer